   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1996
                                                       REGISTRATION NO. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             SYSTEMSOFT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                             04-3121799
    (State or Other Jurisdiction of   (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                 2 VISION DRIVE
                          NATICK, MASSACHUSETTS  01760
                    (Address of Principal Executive Offices)
                              ____________________

           RADISH COMMUNICATIONS SYSTEMS, INC. 1992 STOCK OPTION PLAN
                          OTHER EMPLOYEE BENEFIT PLAN
                            (Full Title of the Plan)
                              ____________________

                                ROBERT F. ANGELO
                                   PRESIDENT

                             SYSTEMSOFT CORPORATION
                                 2 VISION DRIVE
                          NATICK, MASSACHUSETTS  01760
                    (Name and Address of Agent For Service)

                                 (508) 651-0088
         (Telephone Number, Including Area Code, of Agent For Service)
                              ____________________

                                   Copies to:

                             MARK J. MACENKA, ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                 (617) 248-7000

===============================================================================

                        CALCULATION OF REGISTRATION FEE

===============================================================================



                                            PROPOSED     PROPOSED
                                            MAXIMUM      MAXIMUM
                            AMOUNT TO      OFFERING     AGGREGATE         AMOUNT OF
TITLE OF SECURITIES           BE            PRICE       OFFERING       REGISTRATION
TO BE REGISTERED           REGISTERED      PER SHARE      PRICE             FEE
----------------           ----------      ---------     ------         ------------


RADISH COMMUNICATIONS SYSTEMS, INC. 1992 STOCK OPTION PLAN
SystemSoft                    6,219 shares    $0.010     $    62.19        $ 0.02
Corporation                  98,875 shares    $0.864     $85,428.00        $25.89
Common Stock,                21,437 shares    $1.297     $27,803.79        $ 8.43
$.01 par value(1)            32,206 shares    $1.729     $55,684.17        $16.87
                             33,882 shares    $1.902     $64,443.56        $19.28

OTHER RADISH COMMUNICATIONS SYSTEMS, INC. EMPLOYEE BENEFIT PLAN
SystemSoft                    4,627 shares    $1.080     $ 4,997.16        $ 1.51
Corporation Common Stock,
$.01 par value(2)


       TOTAL:               197,246 shares                                 $72.00

===============================================================================


   (1) Based on options to purchase 192,619 shares of SystemSoft Corporation's common stock, $.01 par value per share ("Common Stock"), granted as of December 19, 1996 under the Radish Communications Systems, Inc. 1992 Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

   (2) Based on options to purchase 4,627 shares of SystemSoft Corporation's Common Stock granted as of December 19, 1996 under other Radish Communications Systems, Inc. employee benefit plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

   This Registration Statement covers an aggregate of 197,246 shares of Common Stock of SystemSoft Corporation ("SystemSoft") issuable upon exercise of options granted pursuant to certain employee benefit plans of Radish Communications Systems, Inc. ("Radish"). Radish was acquired by SystemSoft on December 19, 1996 pursuant to an Agreement and Plan of Merger and Reorganization dated December 12, 1996 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, SystemSoft assumed all of the then outstanding options granted under Radish's existing employee benefit plans to purchase an aggregate of 1,705,459 shares of Radish Common Stock which is convertible into an aggregate of 197,246 shares of SystemSoft Common Stock, assuming the exercise of all outstanding options. No additional options or other rights will be granted by SystemSoft under such plans.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

   The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

   The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents filed by SystemSoft Corporation (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates (Commission File No. 0-24418):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended January 31, 1996.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1996, July 31, 1996 and October 31, 1996, filed pursuant to the Exchange Act.

     (c) The Registrant's Current Report on Form 8-K dated July 17, 1996.

     (d) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statements on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on June 23, 1994.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Delaware General Corporation Law (the "DGCL"), Article 9 of the Second Restated Certificate of Incorporation of the Company provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, Article 10 of the Second Restated Certificate of Incorporation provides that any director or officer who is made a party to any action or proceeding in connection with services to the Company will be indemnified against expenses, judgments, fines and amounts paid in settlement to the maximum extent permitted by the DGCL. Finally, as permitted by the DGCL, the Company maintains insurance providing indemnification for the directors and officers whether or not the Company would have the power to indemnify them under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.  Description of Exhibit
-----------  ----------------------

    4.1* Second Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Company's Form 10-Q for the quarter ended July 31, 1996 and incorporated herein by reference)

    4.2* Certificate of Amendment to the Company's Second Restated Certificate of Incorporation (filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended July 31, 1996 and incorporated herein by reference)

    4.3      Radish Communications Systems, Inc. 1992 Stock Option Plan

    4.4 Amended and Restated Non-Qualified Stock Option Agreement dated September 1, 1993 between Radish and Robert Baden

    4.5 Amendment to Amended and Restated Non-Qualified Stock Option Agreement dated as of December 16, 1996 between Radish and Robert Baden

    5.1      Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1     Consent of Coopers & Lybrand L.L.P.

    23.2     Consent of Testa, Hurwitz & Thibeault, LLP (included in
             Exhibit 5.1)

    24.1     Power of Attorney (found on Page 5 of this Registration Statement)
_____________
*Previously filed

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Natick, Massachusetts, on the 23rd day of December, 1996.

                               SYSTEMSOFT CORPORATION


                                  By: /s/ Robert F. Angelo
                                      --------------------
                                      Robert F. Angelo
                                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

          We, the undersigned officers and directors of SystemSoft Corporation, hereby severally constitute and appoint Robert F. Angelo and David P. Sommers, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SystemSoft Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature                     Title(s)                     Date
         ---------                     --------                     ----


/s/ Robert F. Angelo          Chairman of the Board of         December 23, 1996
---------------------------   Directors, President and
Robert F. Angelo              Chief Executive Officer
                              (Principal Executive Officer)


/s/ David P. Sommers          Vice President, Finance and      December 23, 1996
---------------------------   Chief Financial Officer
David P. Sommers              (Principal Financial Officer
                              and Accounting Officer)


/s/ Robert N. Goldman         Director                         December 23, 1996
---------------------------
Robert N. Goldman


/s/ W. Frank King, Ph.D.      Director                         December 23, 1996
---------------------------
W. Frank King, Ph.D.


/s/ David J. McNeff           Director                         December 23, 1996
---------------------------
David J. McNeff



                                 EXHIBIT INDEX


                                                      Page Number in
                                                      Sequentially
Exhibit No.  Description of Exhibit                   Numbered Copy
-----------  ----------------------                   -------------

    4.1*     Second Restated Certificate of
             Incorporation of the Registrant
             (filed as Exhibit 3.1 to the
             Company's Form 10-Q for the quarter
             ended July 31, 1996 and incorporated
             herein by reference)

    4.2*     Certificate of Amendment to the
             Company's Second Restated Certificate
             of Incorporation (filed as Exhibit 3.2
             to the Company's Form 10-Q for the
             quarter ended July 31, 1996 and
             incorporated herein by reference)

    4.3      Radish Communications Systems, Inc.
             1992 Stock Option Plan

    4.4      Amended and Restated Non-Qualified Stock
             Option Agreement dated September 1, 1993 between Radish and Robert Baden

    4.5      Amendment to Amended and Restated Non-
             Qualified Stock Option Agreement dated
             as of December 16, 1996 between Radish
             and Robert Baden

    5.1      Opinion of Testa, Hurwitz & Thibeault, LLP

    23.1     Consent of Coopers & Lybrand L.L.P.

    23.2     Consent of Testa, Hurwitz & Thibeault, LLP
             (included in Exhibit 5.1)

    24.1     Power of Attorney (found on Page 5 of this
             Registration Statement)

_____________
*Previously filed